           As filed with the Securities and Exchange Commission on April 9, 2001
                                                      Registration No. 333-93295

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                 ____________________________________________

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933
                ______________________________________________

                          SOMERA COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)


                             5383 Hollister Avenue
   Delaware           Santa Barbara, California  93111           77-0521878
  (State of            (Address of principal executive         (IRS Employer
Incorporation)           offices, including zip code)     Identification Number)

                 ______________________________________________

                             1999 Stock Option Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the plans)

                 ______________________________________________


                                  Gary J. Owen
                            Chief Financial Officer
                          SOMERA COMMUNICATIONS, INC.
                             5383 Hollister Avenue
                        Santa Barbara, California  93111
                                 (805) 681-3322
           (Name, address and telephone number of agent for service)

                                    Copy to:
                             Jeffrey D. Saper, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, CA  94304-1050



                                                  CALCULATION OF REGISTRATION FEE

                                                                      Proposed            Proposed
                                                                      Maximum             Maximum            Amount of
                                                 Amount to be       Offering Price        Aggregate         Registration
     Title of Securities to be Registered         Registered          Per Share         Offering Price         Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value per share, to be     1,943,770          $3.9219 (1)          $7,623,272            $1,906
 issued under the 1999 Stock Option Plan
Common Stock, $0.001 par value per share, to be        36,718          $ 3.334 (1)          $  122,418            $   31
 issued under the 1999 Employee Stock Purchase
 Plan
                                         TOTAL:     1,980,488                   --          $7,745,690            $1,937

================================================================================
(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $3.9219 per share, which was the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on April 3, 2001 (the "Market Price"). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

                          SOMERA COMMUNICATIONS, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

   This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 1,980,488 additional shares of Common Stock that may be issued under the Registrant's 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-93295, dated December 21, 1999, relating to the Registrant's 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan, are incorporated herein by reference.

Item 8.  Exhibits.
         --------

   Exhibit
   Number     Description
   -------    -----------

    4.1*      1999 Stock Option Plan and form of agreements thereunder
    4.2*      1999 Employee Stock Purchase Plan
    5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
    23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants
    23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation (contained in Exhibit 5.1)
    24.1      Power of Attorney (contained on page 2)
_______________________
* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on April 9, 2001.

                                    SOMERA COMMUNICATIONS, INC.

                                    By: /s/ Gary J. Owen
                                       ________________________________
                                       Gary J. Owen
                                       Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Firestone and Gary J. Owen, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on April 9, 2001.


       Signature                                        Title
------------------------------------------------------------------------------------------------------
/s/ Dan Firestone
--------------------------            Chairman of the Board of Directors, President & Chief
Dan Firestone                         Executive Officer (Principal Executive Officer)

/s/ Gary J. Owen                      Chief Financial Officer (Principal Financial and
--------------------------
Gary J. Owen                          Accounting Officer)

/s/ Walter G. Kortschak
--------------------------            Director
Walter G. Kortschak

/s/ Peter Y. Chung                    Director
--------------------------
Peter Y. Chung

/s/ Barry Phelps
--------------------------            Director
Barry Phelps

/s/ Gil Varon
--------------------------            Director
Gil Varon

                               INDEX TO EXHIBITS


     Exhibit
     Number      Description
    ---------------------------------------------------------------------------

       4.1*      1999 Stock Option Plan and form of agreements thereunder
       4.2*      1999 Employee Stock Purchase Plan
       5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation
       23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants
       23.2      Consent of Counsel (contained in Exhibit 5.1)
       24.1      Power of Attorney (contained on page 2)

_______________________
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.